Exhibit 3.29.2
BYLAWS
ANEMOS MARITIME HOLDINGS INC.
(A Marshall Islands Corporation)
ARTICLE I
OFFICES
The principal place of business of the Corporation shall be at such place or places as the Directors shall from time to time determine. The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors may from time to time appoint or the business of the Corporation may require.
ARTICLE II
MEETING OF SHAREHOLDERS
Section 1. Annual Meetings. The annual meeting of shareholders of the Corporation shall be held on such day and at a such time and place within or without the Marshall Islands as the Board of Directors may determine for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.
Section 2. Special Meetings. Special meetings of shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time by resolution of the Board of Directors or by the President, and shall be called by the President or Secretary of the Corporation whenever required in writing to do so by shareholders owning a majority in amount of capital stock of the Corporation entitled to vote which is issued and outstanding. Such request shall state the purpose or purposes of the proposed special meeting. Such meetings shall be held at such place and on a date and at such time as may be designated in the notice thereof by the officer the Corporation calling any such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
Section 3. Notice of Meetings. Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail, telefax, telegraph, cablegram, telex, or teleprinter at least fifteen but not more than sixty days before such meeting, to each shareholder of record entitled to vote threat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his/her shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his/her address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary. Notice of a meeting need not be given to any shareholder who submits a signed waiver without protesting prior to the conclusion thereof the lack of notice to him. If the Corporation shall issue any class of bearer shares, notice for all meetings shall be given in the manner provided in the Articles of Incorporation.
Section 4. Quorum. At all meetings of shareholders, except as otherwise expressly provided by law, there must be present, either in person or by proxy, shareholders holding at least a majority of the shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meting until a quorum shall be present.
Section 5. Voting. If a quorum is present, and except as otherwise expressly provided by law, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders. At any meeting of shareholders each shareholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share, and may exercise such voting right ether in person or by proxy. Any action, which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken or to be taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
Section 6. Fixing of Record Dates. The Board of Directors may fix a time not more than sixty nor less than fifteen days prior to the date of any meeting of shareholders may be expressed for any purpose without a meeting, as the time as of which shareholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who where holders of record of voting shares at such time and not others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may fix a time not exceeding sixty days preceding the date fixed for the payment of any dividend, distribution, or allotment or for the purpose of such other action.
ARTICLE III
DIRECTORS
Section 1. Number. The affairs, business, and property of the Corporation shall be managed by a Board of Directors to consist of at least one director. Within the limits fixed by these By-Laws, the number of directors may be determined either by the vote of a majority of the entire Board or by vote of the shareholders. The directors need not be residents of the Marshall Islands nor shareholders of the Corporation
Section 2. How Elected. Except as otherwise provided by law or Section 4 of this Article, the directors of the Corporation (other than the first Board of Directors designated by the Incorporator) shall be elected at the annual meeting of shareholders. Each director shall be elected to serve until the next annual meeting of shareholders and until his/her successor shall have been duly elected and qualified, except in the event of his/her death, resignation, removal, or the earlier termination of his/her term of office.

Section 3. Removal. Any or all of the directors may be removed, with or without cause, by a vote of the shareholders. Any director may be removed for cause by action of the Board of Directors.
Section 4. Vacancies. Vacancies in the Board of Directors occurring by death, resignation, creation of new directorships, failure of the shareholders to elect the whole Board at any annual election of directors, or for any other reason, including removal of directors for cause, may be filled either by the affirmative vote of a majority of the remaining directors then the office, although less than a quorum, at any special meeting called for that purpose or at any regular meeting of the Board, except as otherwise prescribed by law. Vacancies occurring by removal of directors without cause may be filled only by vote of the shareholders.
Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.
Section 6. Special Meetings. Special meetings of the Board may, unless otherwise prescribed by law, be called by the President or any officer of the Corporation who is also a director. The President or the Secretary shall call a special meeting of the Board upon written request directed to either of them by any two directors stating the time, place, and purpose of such special meeting. Special meetings of the Board shall be held on a date and at such time and at such place as may be designated in the notice thereof by the officer calling the meeting.
Section 7. Notice of Special Meeting. Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least forty-eight hours prior to such meeting, unless the notice is orally or delivered in person, in which case it shall be given at least twenty-four hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a director if given personally (including by telephone) or if such notice be delivered to such director by mail, telegraph, telefax, cablegram, telex, or teleprinter to his/her last known address. Notice of meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him/her.
Section 8. Quorum. A majority of the directors at the time in office, present in person or by proxy or by communicating equipment, shall constitute a quorum for the transaction of business.
Section 9. Voting. The vote of the majority of the directors, present in person or by proxy, in communication by telefax or conference telephone, at a meeting at which a quorum is present shall be the act of the directors. Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board consent thereto in writing.
Section 10. Compensation of Directors and Members of Committees. The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board of Directors and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Corporation.

ARTICLE IV
COMMITTEES
Section 1. Executive Committee and Other Committees: The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an Executive Committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, or by these By-Laws, shall have and may exercise, to the extent permitted by law, the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. In addition, the Board of Directors may, by resolution or resolutions passed by a majority of the entire Board designate from among its members other committees to consist of one or more of the directors of the Corporation, each of which shall perform such function and have such authority and powers as shall be delegated to it by said resolution or resolutions or as provided for in these By-Laws, except that only the Executive Committee may have and exercise the powers of the Board of Directors. Members of the Executive Committee and any other committee shall hold office for such periods as may be prescribed by the vote of a majority of the entire Board of Directors, subject, however, to removal at any time by the vote of the Board of Directors. Vacancies in membership of such committees shall be filled by vote of the Board of Directors. Committees may adopt their own rules of procedures and may meet at stated times or on such notice as they may determine. Each committee shall keep a record it its proceedings and report the same to the Board when requested.
ARTICLE V
OFFICERS
Section 1. Number and Designation: The Board of Directors shall appoint either (a) a President, Secretary and Treasurer, or (b) a Managing Director and Secretary. In addition, the Board of Directors may appoint such other officers as it may deem necessary. Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, directors. Officers of the corporation shall be natural persons except the Secretary may be a corporate entity. Any two or more offices may be held by the same natural person.
The officers shall be appointed annually by the Board of Directors at its first meeting following annual election of directors, but in the event of the failure of the Board to so appoint any officer, such officer may be appointed at any subsequent meeting of the Board of Directors. The salaries of the officers and any other compensation paid to them shall be fixed from time to time by the Board of Directors. The Board of Directors may at any meeting appoint additional officers. Each officer shall hold office until the first meeting of the Board of Directors following the next annual election of directors and until his/her successor shall have been duly appointed and qualified, except in the event of the earlier termination of his/her term of office, through death, resignation, removal or otherwise. Any officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.
Section 2. President or Managing Director: The President or Managing Director shall be the Chief Executive Officer of the Corporation and shall have general management of the affairs of the Corporation together with the powers and duties usually incident to the office of President or Managing Director, except as specifically limited by appropriate written resolution of the Board of Directors and shall have such other powers and perform such other duties as may be assigned to him/her by the Board of Directors. The President or Managing Director shall preside at all meetings of shareholders at which he/she is present and, if he/she is a director, at all meetings of the directors.
Section 3. Treasurer: The Managing Director or, if there shall be no Managing Director, the Treasurer shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board of Directs may designate, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usual incident to the office of Treasurer, and shall have such powers and perform such other duties as may be assigned to him/her by the Board of Directors, Managing Director or President.
Section 4. Secretary: The Secretary shall act as Secretary of all meetings of the shareholders and of the Board of Directors at which he/she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him/her by the Board of Directors, Managing Director or the President. If the Secretary is a corporation, the duties of the Secretary may be carried out by any duly authorized representative of such corporation.
Section 5. Other Officers: Officers other than those treated in Section 2 through 4 of this Article shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors of the President.
Section 6. Bond: The Board of Directors shall have power to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his/her duties in such form and with such surety or sureties as the Board of Directors may deem advisable.

ARTICLE VI
CERTIFICATES FOR SHARES
Section 1. Form and Issuance: The shares of the Corporation shall be represented by certificates in a form meeting the requirements of law and approved by the Board of Directors. Certificates shall be signed by the President, Managing Director, or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee.
Section 2. Transfer: The Board of Directors shall have the power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.
Section 3. Loss of Stock Certificates: The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
ARTICLE VII
DIVIDENDS
Section 1. Declaration and Form. Dividends may be declared in conformity with the law by, and at the discretion of, the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, stock, or other property of the Corporation.
ARTICLE VIII
CORPORATE SEAL
Section 1. Corporate Seal. The seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board of Directors may from time to time determine.

ARTICLE IX
FISCAL YEAR
Section 1. Fiscal Year. The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board of Directors may be resolution designate.
ARTICLE X
AMENDMENTS
Section 1. By the Shareholders. These By-Laws may be amended, added to, altered or repealed or new By-Laws may be adopted, at any meeting of shareholders of the Corporation by the affirmative vote of the holders of a majority of the stock present and voting at such meeting provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice at said meeting.
Section 2. By the Directors. If the Articles of Incorporation so provide, these By-Laws may be amended, added to, altered or repealed, or new By-Laws may be adopted, at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the entire Board, subject, however, to the power of the shareholders to alter, amend or repeal any By-Laws as adopted.